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                                                                      Exhibit 10



             Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."



/s/KPMG LLP

Hartford, Connecticut
January 22, 2002